As filed with the Securities and Exchange Commission on December 13, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CRA International, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	04-2372210
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

CRA International, Inc. Amended and Restated 2006 Equity Incentive Plan
(Full title of the plan)

Paul Maleh

CRA International, Inc.

200 Clarendon Street, T-9

Boston, Massachusetts  02116

(Name and address of agent for service)

(617) 425-3000

(Telephone number, including area code, of agent for service)

WITH COPIES TO:

Peter M. Rosenblum, Esq.	Jonathan D. Yellin, Esq.
Foley Hoag LLP	CRA International, Inc.
155 Seaport Boulevard	200 Clarendon Street, T-9
Boston, Massachusetts 02210	Boston, Massachusetts 02116
(617) 832-1000	(617) 425-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common stock, no par value	375,000 shares (2)	$47.68	(3)	$17,880,000	$2,167.06

(1)         Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of the registrant’s common stock that become issuable under the CRA International, Inc. Amended and Restated 2006 Equity Incentive Plan, as amended, which we refer to as the 2006 Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the registrant’s outstanding shares of common stock.

(2)         Represents the number of additional shares of common stock authorized to be issued under the 2006 Plan.

(3)         The proposed maximum offering price per share has been estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee with respect to shares reserved for future issuance based on the average of the high and low price of the registrant’s common stock as quoted on the Nasdaq Global Select Market on December 7, 2018.

Explanatory Note

This registration statement relates to the registration of an additional 375,000 shares of common stock issuable pursuant to our Amended and Restated 2006 Equity Incentive Plan, as amended, which we refer to as the 2006 Plan.  Pursuant to General Instruction E to Form S-8, we incorporate by reference into this registration statement the contents of our registration statement on Form S-8 (File No. 333-133450) filed with the Securities and Exchange Commission, or the SEC, on April 21, 2006, relating to the registration of 1,500,000 shares of our common stock issuable under the 2006 Plan, our registration statement on Form S-8 (File No. 333-164621) filed with the SEC on February 1, 2010, relating to the registration of 210,000 shares of our common stock issuable under the 2006 Plan, our registration statement on Form S-8 (File No. 333-170142) filed with the SEC on October 26, 2010, relating to the registration of 1,464,000 shares of our common stock issuable under the 2006 Plan, our registration statement on Form S-8 (File No. 333-184916) filed with the SEC on November 13, 2012, relating to the registration of 1,700,000 shares of our common stock issuable under the 2006 Plan, and our registration statement on Form S-8 (File No. 333-221263) filed with the SEC on November 1, 2017, relating to the registration of 400,000 shares of our common stock issuable under the 2006 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                 Incorporation of Documents by Reference.

The following documents, which are on file with the SEC, are incorporated by reference in this registration statement:

(a)              Our annual report on Form 10-K for the fiscal year ended December 30, 2017 filed with the SEC on March 12, 2018;

(b)              Our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2018 filed with the SEC on May 8, 2018;

(c)               Our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2018 filed with the SEC on August 2, 2018;

(d)              Our quarterly report on Form 10-Q for the fiscal quarter ended September 29, 2018 filed with the SEC on November 1, 2018;

(e)               Our current report on Form 8-K filed with the SEC on February 15, 2018 (excluding any information furnished pursuant to Item 2.02, Item 7.01 or Item 9.01 contained therein);

(f)                Our current report on Form 8-K filed with the SEC on April 5, 2018;

(g)               Our current report on Form 8-K filed with the SEC on July 16, 2018; and

(h)              The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on April 17, 1998.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into, and to be a part of, this registration statement.

Item 8.                                 Exhibits.

The exhibits to this registration statement are listed in the Exhibit Index attached hereto and incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Articles of Organization (incorporated by reference to Exhibit 3.2 to our registration statement on Form S-1 (File No. 333-46941) filed with the SEC on April 3, 1998).

4.2	Articles of Amendment to our Articles of Organization (incorporated by reference to Exhibit 99.1 to our current report on Form 8-K filed with the SEC on May 11, 2005).

4.3	Amended and Restated By-Laws, as amended (incorporated by reference to Exhibit 3.2 to our current report on Form 8-K filed with the SEC on January 31, 2011).

4.4	Specimen certificate for our common stock (incorporated by reference to Exhibit 4.4 to our registration statement on Form S-8 (File No. 333-133450) filed with the SEC on April 21, 2006).

4.5

CRA International, Inc. Amended and Restated 2006 Equity Incentive Plan, as amended (incorporated by reference to Annex A to our definitive proxy statement on Schedule 14A filed with the SEC on April 27, 2018).

5.1	Opinion of Foley Hoag LLP.

23.1	Consent of Ernst & Young.

23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1).

24.1	Power of attorney (included on signature page of this registration statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, the Commonwealth of Massachusetts, on this 13th day of December, 2018.

CRA INTERNATIONAL, INC.

By:	/s/ Paul Maleh
Paul Maleh
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Paul Maleh and Chad Holmes, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-facts and agents, and each of them, full power and authority to do and perform each and every act and thing that they, or either of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-facts and agents, or either of them, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the indicated capacities as of December 13th, 2018.

Signature	Title

/s/ Rowland Moriarty	Chairman of the Board
Rowland Moriarty

/s/ Paul Maleh	President, Chief Executive Officer and Director
Paul Maleh	(Principal Executive Officer)

/s/ Chad Holmes	Chief Financial Officer, Executive Vice President and Treasurer
Chad Holmes	(Principal Financial Officer)

/s/ Douglas Miller	Chief Accounting Officer and Vice President
Douglas Miller	(Principal Accounting Officer)

/s/ Thomas Avery	Director
Thomas Avery

/s/ William Concannon	Director
William Concannon

/s/ Nancy Hawthorne	Director
Nancy Hawthorne

/s/ Robert Holthausen	Director
Robert Holthausen

/s/ Robert Whitman	Director
Robert Whitman